UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13888 (Commission File Number)	06-1385548 (I.R.S. Employee Identification Number)

12900 Snow Road

Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:   216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On December 14, 2007, each of Craig S. Shular, Chairman, Chief Executive Officer, and President of GrafTech International Ltd., Petrus J. Barnard, Vice President and President of GrafTech’s Graphite Electrodes line of business, and Hermanus L. Pretorius, President of GrafTech’s Advanced Graphite and Carbon line of business (the “Officers”) entered into a written sales plan intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (each, a “10b5-1 Plan”).

Each 10b5-1 Plan was implemented because of the short duration remaining on the stock options covered by the 10b5-1 Plan. The 10b5-1 Plans provide for, in connection with the exercise of up to, with respect to Mr. Shular, 750,000, with respect to Mr. Barnard, 106,000, and with respect to Mr. Pretorius, 107,000 stock options which would otherwise expire for each such individual on September 29, 2008 and December 31, 2008, the contemporaneous resales of shares of GrafTech’s common stock, par value $0.01 per share (the “Common Stock”) issued as a result of such exercises.

In connection with each of the 10b5-1 Plans, the options will be exercised, subject to the attainment of certain minimum price thresholds for the Common Stock, at their stated exercise prices and the shares issued upon such exercises will be sold under the 10b5-1 Plans on the open market at then prevailing prices.

     The 10b5-1 Plans apply only to Common Stock underlying stock options that would otherwise expire by their terms in 2008 and do not cover any other stock options or common stock interests that the Officers continue to hold. The Officers’ stock options not covered by the 10b5-1 Plans expire between 2010 and 2017. The Officers’ other holdings include GrafTech stock that they purchased as well as vested and unvested restricted stock and stock options issued pursuant to incentive plans approved by GrafTech’s stockholders. As of the date hereof, the Officers’ holdings to which the 10b5-1 Plans do not apply are as follows: 517,000 stock options and approximately 410,000 shares of common stock held by Mr. Shular; 205,000 stock options and approximately 118,000 shares of common stock held by Mr. Barnard; and 22,500 stock options and approximately 52,000 shares of common stock held by Mr. Pretorius.

GrafTech does not undertake to report Rule 10b5-1 plans that may be adopted by any employees, officers or directors of GrafTech in the future or to report any modifications or termination of any publicly announced 10b5-1 plans except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: December 19, 2007	By: /s/ Mark R. Widmar
Mark R. Widmar Chief Financial Officer and Vice President